EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 126 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the “Registration Statement”) of MFS® Series Trust X (the “Trust”), of my opinion dated June 3, 2016 appearing in Post-Effective Amendment No. 119 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on June 3, 2016.

SUSAN A. PEREIRA
Susan A. Pereira
Assistant Secretary and Assistant Clerk

Boston, Massachusetts
November 22, 2016